Exhibit 5.20

Dated as of November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

Re:	Omnicare, Inc. – Local Counsel Opinion for Roeschen’s Healthcare, LLC

Ladies and Gentlemen:

We have acted as special local counsel to Roeschen’s Healthcare, LLC, a Wisconsin limited liability company (“Wisconsin Guarantor”), and a subsidiary of Omnicare, Inc., a Delaware corporation (“Company”), in connection with the preparation and filing by the Company, certain subsidiaries of the Company, and Wisconsin Guarantor (collectively, the “Registrants”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the issuance and offering, from time to time, of, among other things, certain Debt Securities (as defined below) and guarantees of the Debt Securities by one or more Registrants, including, without limitation the Wisconsin Guarantor. In accordance with the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company proposes to issue the Debt Securities pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”) between the Company and the trustee party thereto, relating to the senior secured notes (the “Senior Debt Securities”) or (ii) a subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, dated June 13, 2003, relating to the subordinated notes, (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) which are exhibits to the Registration Statement and will be filed therewith. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Indentures. This opinion letter has been prepared and should be understood in accordance with the Legal Opinion Principles, 53 Bus. Law 831 (1998) (the “ABA Report”) and Third Party “Closing” Opinions: A Report of the TriBar Opinion Committee, 53 Bus. Law 592 (1998).

In connection with rendering our opinion, we have examined the Registration Statement and the following:

1. the Senior Indenture;

2. the Subordinated Indenture;

3. Articles of Organization of Guarantor, certified as in effect on the date hereof by the Wisconsin Department of Financial Institutions (the “Filing Office”);

Omnicare, Inc.

Dated as of November 5, 2014

4. Limited Liability Company Agreement of Guarantor (the “LLC Agreement”), certified as in effect on the date hereof by an officer of the Guarantor;

5. Certificate of Status for Guarantor issued by the Filing Office dated as of November 3, 2014; and

6. A Certificate of the Company’s Secretary dated of even date herewith with authorizing resolutions attached thereto effective as of October 24, 2014 (the “Secretary Certificate”).

The documents referenced in paragraphs 3, 4 and 6 above are hereinafter referred to as the “Organizational Documents”. We have also examined such other instruments, corporate records, certificates of officers or other representatives of the Guarantor and other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

As to matters of fact, we have relied on the representations and warranties made by the parties in the Indentures, and on certificates of public officials and the Secretary’s Certificate and other documents we have reviewed as a basis for the opinions set forth herein. We have made no independent investigation of the accuracy or completeness of such matters of fact.

We have not undertaken an independent audit, examination, investigation or inspection of the matters described or contained in the Opinion Documents, and have relied solely on the facts and circumstances described and set forth therein.

In rendering this opinion we have, with your permission, assumed or relied, without investigation, verification or inquiry that:

a. The genuineness of all signatures;

b. The authenticity of all documents submitted to us as originals;

c. As to matters of fact, the truth, accuracy and completeness of the information, factual matters, and representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof;

d. The representations and warranties and other statements contained in the Registration Statement, Prospectus and the Organizational Documents are true, correct and complete as to all matters of fact;

e. The Registration Statement and Prospectus contain all disclosures of fact in a true and accurate manner;

f. The Registration Statement has been duly authorized and accepted by the parties thereto;

g. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Registration Statement or Prospectus;

h. The Debt Securities will be duly authenticated by the Trustees;

Omnicare, Inc.

Dated as of November 5, 2014

i. Each party to the Registration Statement and Indentures (other than Guarantor) will be duly organized and validly existing and in good standing in its jurisdiction of organization;

j. Each party to the Indentures (other than Guarantor) has full power and authority to execute, deliver, and perform its obligations under the Indentures to which it is a party, and the Indentures to which it is a party have been duly authorized by all necessary action on its part and have been duly executed and duly delivered by it;

k. Each natural person executing the Registration Statement, Indentures and any other document referred to herein is legally competent to do so;

l. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy or a draft conforms to an authentic original, and all signatures on each such document are genuine;

m. The constitutionality and validity of all relevant laws, regulations, agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult; and

n. Legally sufficient consideration has been given to support the enforceability of the Guarantor’s obligations under the Indentures.

Based upon an subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Guarantor is a limited liability company, validly existing under the laws of the State of Wisconsin (the “State”) and, based solely on certificates of the Filing Office, has filed its most recent required annual report, and has not filed Articles of Dissolution, with the Filing Office.

2. Guarantor has the limited liability company power and capacity to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the guarantees within the Indentures.

3. The Security Guarantees, upon being duly authorized by all necessary limited liability company action, in accordance with Wisconsin limited liability company law and the Guarantors Organizational Documents, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for Wisconsin limited liability company law purposes by the Guarantor.

The foregoing opinions are subject to bankruptcy, receivership, reorganization, insolvency, arrangement, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting the rights and remedies of creditors generally, including limitations imposed by judicial decisions relating thereto, and to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and including principles under which a court has discretion granting specific performance or injunctive or other equitable relief. We express no opinion as to the accuracy, correctness or completeness of any statement in the Registration Statement.

Omnicare, Inc.

Dated as of November 5, 2014

The opinions expressed herein are limited to the laws of the State in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction, or any securities laws or anti-fraud provisions of applicable securities laws. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion letter may not be used or relied on for any other purpose without our prior written consent. Except as provided below, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under the Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DAVIS & KUELTHAU, S.C.